As filed with the Securities and Exchange Commission on January 27, 2000


                                                    Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           ------------------------

                                   HEI, Inc.
            (Exact name of registrant as specified in its charter)

           Minnesota                                 41-0944876
-------------------------------          -----------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                                  PO Box 5000
                            1495 Steiger Lake Lane
                           Victoria, Minnesota 55386
                                (612) 443-2500
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

          HEI, Inc. 1998 Stock Option Plan for Nonemployee Directors
                      As amended through January 20, 2000
                           (Full title of the plan)

                            -----------------------

                                Anthony J. Fant
                     Chairman and Chief Executive Officer
                                   HEI, Inc.
                                  PO Box 5000
                            1495 Steiger Lake Lane
                           Victoria, Minnesota 55386
                                (612) 443-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
Title of Securities               Amount to            Proposed maximum               Proposed maximum           Amount of
 to be registered              be registered       offering price per unit        aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.05 per share...........        425,000(1)              $10.75(2)                       $4,568,750(3)           $1,206(4)
==============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1998 Stock Option Plan for Nonemployee Directors, as amended through January 20, 2000, with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 1998 Stock Option Plan for Nonemployee Directors, as amended through January 20, 2000.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported by the Nasdaq National Market on January 24, 2000.

(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 1998 Stock Option Plan for Nonemployee Directors, as amended through January 20, 2000, that are covered by this Registration Statement.

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

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     HEI, Inc. (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c) and (d) below which have previously been filed with the Securities and Exchange Commission.

     (a)  The Annual Report on Form 10-K for the fiscal year ended August 31,
          1999.

     (b)  The Quarterly Report on Form 10-Q for the quarter ended December 4,
          1999.

     (c)  The Company's Definitive Proxy Statement filed on November 24, 1999.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement, registering the Company's Common Stock under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521 of the Minnesota Statutes (the "Minnesota Business Corporation Act") requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, member of a committee of the board, or employee of the registrant against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses (including attorney's fees and disbursements) incurred by the person in connection with the proceeding if, with respect to the acts or omissions of the person complained of in the proceeding, the person is not otherwise indemnified by another organization or employee benefit plan, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the registrant, and, in the case of criminal proceedings, had no reason to believe that the conduct was unlawful. In addition, Section 302A.521, Subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition of a proceeding in certain instances. A decision as to required indemnification is made by the board by a majority of a quorum (not including, for purposes of determining either a majority or the presence of a quorum, any directors who are parties to the proceeding), by a majority of a designated committee of the board, consisting solely of two or more directors who are not parties to the proceeding, by special legal counsel, by the shareholders (not including, for purposes of determining the presence of a quorum, the shares held by any person who is a party to the proceeding and not including the vote of any such person) or by a court.

     Article IX of the Bylaws of the Company, as amended, and indemnification agreements between the registrant and certain of its officers and directors, provide for indemnification of officers and directors and certain other persons against liabilities and expenses to the fullest extent authorized by the Minnesota Business Corporation Act, as the Act exists or is amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than were permitted under the Act prior to its amendment)

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

4(a)*    Restated Articles of Incorporation of the Company, as amended.

4(b)**   By-Laws of the Company, as amended.

4(c) HEI, Inc. 1998 Stock Option Plan for NonEmployee Directors, as amended through January 20, 2000.

5        Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23(a) Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included as part of Exhibit 5).

23(b)    Consent of KPMG LLP.

23(c)    Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to Annual Report on Form 10-K for the year ended August 31, 1990, and incorporated herein by reference.

** Previously filed as an exhibit to Annual Report on Form 10-K for the year ended August 31, 1998 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, HEI, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 20, 2000.

                                      HEI, INC.

                                      By: /s/ Anthony J. Fant
                                          ---------------------------------
                                                  Anthony J. Fant
                                          Chairman of the Board and Chief
                                          Executive Officer
                                         (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of HEI, Inc. hereby severally constitute Anthony J. Fant, Jerald H. Mortenson and Edwin W. Finch, III and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable HEI, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           Signature                                          Title                                                    Date
/s/ Anthony J. Fant                  Chairman of the Board and Chief Executive Officer                           January 20, 2000
---------------------------          (Principal Executive Officer)
Anthony J. Fant

/s/ Jerald H. Mortenson              Vice President of Finance and Administration, Chief Financial               January 20, 2000
---------------------------          Officer and Treasurer
Jerald H. Mortenson                  (Principal Financial Officer and Principal Accounting Officer)

/s/ Edwin W. Finch, III              Director                                                                    January 20, 2000
---------------------------
Edwin W. Finch, III

/s/ David W. Ortlieb                 Director                                                                    January 20, 2000
---------------------------
David W. Ortlieb

/s/ Steve E. Tondera, Jr.            Director                                                                    January 20, 2000
-------------------------
Steve E. Tondera, Jr.

                                     Director
------------------------
Mack V. Traynor, III


                                 EXHIBIT INDEX

Exhibit No.                 Description                               Page

4(a)*           Restated Articles of Incorporation
                of the Company, as amended.

4(b)**          By-Laws of the Company, as amended.

4(c)            HEI, Inc. 1998 Stock Option Plan for
                NonEmployee Directors, as amended.                      8

5               Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.   13

23(a)           Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A.
                (included as part of Exhibit 5).

23(b)           Consent of KPMG LLP.                                   14

23(c)           Consent of PricewaterhouseCoopers LLP.                 15

24              Power of Attorney (included on page 6).


* Previously filed as an exhibit to Annual Report on Form 10-K for the year ended August 31, 1990, and incorporated herein by reference.

** Previously filed as an exhibit to Annual Report on Form 10-K for the year ended August 31, 1998 and incorporated herein by reference.